                                                                   Exhibit 10(j)

January 3, 2002

Joseph A. Sipia, Jr.
1620 Thistlewood Drive
Washington Crossing, PA 18977

Dear Joe:

The executive management team is excited about the prospect of you joining the company. We are just as enthused about your long-term future with Church & Dwight Co., Inc. This letter will confirm our offer for the position of President and Chief Operating Officer, Specialty Products Division; reporting directly to Robert Davies, Chief Executive Officer.

We are offering an attractive package of both direct and indirect benefits. Some of the major highlights of our employment offer are detailed below:

o Your starting base salary will be $10,416.67 semi-monthly ($250,000 annually).

o You will participate in the Church & Dwight Incentive Compensation program that pays out a target of 55% of base salary with a range of 0 to 200% of target depending on performance.

o You will be enrolled in the company's Stock Option plan. Options are annually distributed in the May time-frame. You will receive stock options equal in number to those received by other employees at your level. Your two grants, which you will receive shortly after your first day of employment, will be for 17,300 and 7,700 options and you will have an exercise price equal to the average of the high and low on your start date (details surrounding these grants are outlined in the attached term sheets.).

o Vacation Entitlement -You will receive 20 vacation days and 2 personal days in 2002.

o You will participate in Church & Dwight's comprehensive health, welfare and retirement programs. In order to help offset the reduction in your existing retirement plan, we are prepared to offer the following:

      - An additional 10% of cash compensation to the annual profit sharing program
      - Increase your stock option base multiple from 1.8 to 2.1, which at today's price would equal an additional 2,900 stock options

                                                            Joseph A. Sipia, Jr.
                                                                 January 3, 2002
                                                                     Page 2 of 2

o     Your anticipated start date will be February 1, 2002.

Kathy McAleer of the Human Resources Department will be contacting you to schedule a full benefits orientation shortly after your start date. In the interim, the attached "Summary of Benefits" should provide a helpful outline of our benefits programs. Your benefits become active on the first day of the month following 30 days of active employment.

This offer is contingent upon the satisfactory completion of a drug screening, as well as verification of your eligibility to work in the United States (I-9). Call Martin Hayes (609-279-7313) to setup an appointment for your drug screening. Please do not hesitate to contact me with regard to the specifics of this offer and/or related benefit programs.

Sincerely,


/s/Steven P. Cugine

Steven P. Cugine
Vice President, Human Resources


Accepted by: /s/ Joseph A. Sipia, Jr.     1/8/02
             -----------------------------------
             Joseph A. Sipia, Jr            Date

Enclosures

                            Church & Dwight Co., Inc.

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                    Employment Terms for Joseph A. Sipia, Jr.

                                                                  Agreement
                           ----------------------------------------------------------------------------------------
Position                   o        President & Chief Operating Officer, Specialty Products Division

Salary                     o        At commencement of employment base salary of $250,000 per annum

Annual Incentive           o        Minimum:              0% of salary
                           o        Target:              55% of salary
                           o        Maximum:            110% of salary

Long-term Incentives       o        An initial grant of 17,300 Church & Dwight Co., Inc. stock options at fair market value on grant date, vesting in their entirety upon conclusion of three years, and exercisable over a ten-year term
                           o        Ongoing option grant amount will be determined based on the existing Long-term
                                    Incentive Plan; eligible to participate in May 2002 option grant

Benefits, etc.             o        Participation in all company plans and programs (see plan documents-attached)
                           o        Additional benefits
                                    -     An additional 10% of cash compensation (base and bonus) paid in cash to the annual profit sharing program
                                    -     Increase your stock option multiple of base salary from 1.8x to 2.1x at face value ("Incremental Grant"), which, at CHD's current market price would equal approximately 2,900 additional stock options
                                    -     At age 61, Incremental Grant eliminated and the profit sharing premium is reduced to 7% at age 62, 4% at age 63 and to 0% at age 64 and beyond
                                    -     A special grant of 7,700 CHD stock options ("Special Grant") at fair market value on grant date
                                    -     Incremental Grant and Special Grant to be granted with vesting and exercise rights for up to three years post-retirement or termination by the Company without Cause or by Executive for Good Reason. Grant agreements and applicable plans govern all other options held by
                                          Executive

Termination without        o        Employment is at will
"Cause" by C&D, or for     o        Base salary to date of termination
"Good Reason" by           o        Base salary and annual incentive (at target)
Executive                           Payable monthly pursuant to following schedule ("payment Continuation Period"):
                                    -     1st 12 months = 3x base and target annual incentive
                                    -     2nd 12 months = 2.5x base and target annual incentive
                                    -     3rd 12 months = 2x base and target annual incentive
                                    -     4th 12 months = 1.5x base and target annual incentive
                                    -     5th and ongoing = 1x base and target annual incentive
                           o        Payout subject to 50% mitigation (dollar-for-dollar) for any income received by
                                    Executive during Payment Continuation Period

                            Church & Dwight Co., Inc.

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                    Employment Terms for Joseph A. Sipia, Jr.

                           o        Settlement of deferred compensation arrangements
                           o        Continued health and life insurance for 12 months (or the Company will, at its option, pay the after-tax cost of securing similar benefits), subject to full offset upon Executive receiving benefits coverage from subsequent employer
                           o        Long-term Incentive options are governed by individual grant agreements and applicable plans, to the extent not provided for herein
                           o        Immediate vesting of benefits (including Company contributions) in Profit
                                    Sharing and Saving Plans
                           o        Ability to continue vesting and exercise Incremental Grant and Special Grant for up to three years (designed to help offset the decline in pension benefits payable from prior employer)

Termination                o        Base salary to date of death
Due to Death               o        Pro rata annual incentive for year of termination at target
                           o        All options held by Executive will continue to vest and remain exercisable for up to three years by Executive's designated heirs or estate (but no longer than the remaining term)
                           o        Settlement of deferred compensation arrangements
                           o        Immediate vesting of benefits (including Company contributions) in Profit
                                    Sharing and Savings Plans
Termination Due to         o        Base salary through date of Disability
Disability                 o        Pro rata annual incentive for year of termination at target
                           o        Retains employee status regarding benefits and deferral until earlier of age 65 or receipt of Deferred Compensation or Profit Sharing (see plan documents)
                           o        If recovers from Disability and not offered previous positions, treated as termination without "Cause"
                           o        If offered previous position and refuses without Good Reason, treated as "Quit"
                           o        Incremental Grant and Special Grant continue to vest and remain exercisable for up to three years (but no longer than remaining term); other options continue to vest and be exercised pursuant to the grant agreement and applicable plan

Termination for Cause      o        Base salary through date of termination
                           o        Settlement of deferred compensation arrangements
                           o        Vested options exercisable for 30 days
                           o        Forfeiture of unexercised options and other outstanding awards

Quit without Good Reason   o        Treated the same as a termination for "Cause"

Executive's Obligations    o        Unlimited non-disclosure of "confidential information", employment terms and employee information
                           o        Non-compete as specified for 24 months if terminated without "Cause", may be waived by Company upon written request by Executive and not unreasonably withheld by Company
                           o        Non-compete as specified for 24 months if terminated for "Cause"
                           o        Non-solicitation of CHD employees for 24 months
                           o        Non-disparagement (mutual)

                            Church & Dwight Co., Inc.

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                    Employment Terms for Joseph A. Sipia, Jr.

                           o        All company materials must be returned prior to final day of employment
                           o        Injunctive relief in addition to other available remedies at law

Dispute Resolution         o        Mandatory arbitration
                           o        New Jersey courts/laws
                           o        Your legal costs reimbursed unless action determined to be in bad faith or frivolous

Indemnification            o        As provided in the Company's by-laws
                                    -     D&O coverage and total indemnification provided in by-laws for Officers and Directors

Other                      o        Executive to execute written release in form and substance satisfactory to the
                                    Company in exchange for all severance payments

                                                                    Definitions
                           ----------------------------------------------------------------------------------------------
Good Reason                o        Decrease in base salary or target annual incentive below 55%
                           o        Any required relocation more than 35 miles from CHD headquarters (or then current work location)
                           o        After a change in control has occurred, any demotion in title
                           o        Material breach of this agreement by Company after receipt of written notice from Executive and which remains uncured for 15-day period o Executive must act within 60 days of event giving rise to Good Reason

Change in Control          o        Any person, group or entity acquires 50% or more of CHD's issued and outstanding voting equity
                           o        Director composition change of 50% or more over any 24-month period (unapproved by 2/3's of "Incumbent Directors")
                           o        Merger, consolidation, sale of all or substantially all assets or other transaction approved by shareholders unless 50% or more continuing ownership
                           o        Sale or spin-off of the Specialty Products Division from Church & Dwight Co.,
                                    Inc.
                           o        The terms of employment specified herein shall survive a Change in Control.

Cause                      o        Termination due to Executive's dishonesty, fraud, willful misconduct, or failure to substantially perform services (for any reason other than illness or incapacity) or breach of Executive's fiduciary responsibilities to the Company

Competition                o        Any business within a company or corporation which sells any product that competes with the products sold by the Company or any subsidiary or division thereof and for which Executive would perform substantially similar employment functions to those performed at CHD

Confidential Information   o        All information concerning the business of CHD or any subsidiary or division thereof relating to any of their products, product development, trade secrets, customers, suppliers, finances, and business plans and strategies other than information which properly becomes part of the public domain


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